        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1995
                                                       REGISTRATION NO. 33-62797

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO

                                    FORM S-3
              REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT
                                   TO ANOTHER
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                      AMERICAN EXPRESS CREDIT CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 11-1988350
   (State or other jurisdiction of           (I.R.S. Employer Identification
    incorporation or organization)                       Number)

                                              VINCENT P. LISANKE, PRESIDENT
                                           AMERICAN EXPRESS CREDIT CORPORATION
         ONE CHRISTINA CENTRE                      ONE CHRISTINA CENTRE
       301 NORTH WALNUT STREET                   301 NORTH WALNUT STREET
   WILMINGTON, DELAWARE 19801-2919           WILMINGTON, DELAWARE 19801-2919
            (302) 594-3350                            (302) 594-3350
  (Address, including zip code, and        (Name, address, including zip code,
     telephone number, including                  and telephone number,
 area code, of registrant's principal       including area code, of agent for
          executive offices)                             service)

                                   Copies to:

        DAVID S. CARROLL, ESQ.                   VINCENT PAGANO JR., ESQ.
       AMERICAN EXPRESS COMPANY                 SIMPSON THACHER & BARTLETT
        AMERICAN EXPRESS TOWER                     425 LEXINGTON AVENUE
        WORLD FINANCIAL CENTER                   NEW YORK, NEW YORK 10017
       NEW YORK, NEW YORK 10285

                            ------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

                            ------------------------

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. /X/

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
                                                            ------------------

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
                           ------------------

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. /X/

                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus and also relates to $310,297,000 aggregate principal amount of Debt Securities and Warrants to Purchase Debt Securities registered pursuant to Registration Statement No. 33-47497 previously filed by the Registrant on Form S-3 and declared effective on May 11, 1992. In connection with the registration of up to $1,000,000,000 aggregate principal amount of Debt Securities and Warrants to Purchase Debt Securities registered pursuant to Registration Statement No. 33-47497, the Registrant paid a registration fee in the amount of $312,500.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED NOVEMBER 3, 1995


PROSPECTUS
                      AMERICAN EXPRESS CREDIT CORPORATION

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES

                            ------------------------

     This Prospectus covers debt securities (the 'Debt Securities') and warrants to purchase Debt Securities ('Warrants' and together with the Debt Securities, the 'Securities') to be issued for proceeds of up to $1,310,297,000 (or the equivalent in foreign denominated currencies or composite currencies), which American Express Credit Corporation (the 'Company') may issue from time to time in one or more series. The Securities will be offered directly, or through agents designated from time to time, or through broker-dealers or underwriters also to be designated. The Securities will be offered to the public on terms determined by market conditions at the time of sale. The Securities may be sold for U.S. dollars, foreign denominated currencies or composite currencies, and principal of and any interest on the Debt Securities may likewise be payable in U.S. dollars, foreign denominated currencies or composite currencies. The currency or currencies for which the Securities may be purchased and the currency or currencies in which principal of and any interest on the Debt Securities may be payable are set forth in the accompanying Prospectus Supplement (the 'Prospectus Supplement').

     The specific designation, aggregate principal amount, offering price, maturity, rate (or method of calculating the rate) and time of payment of any interest, authorized denominations, and redemption provisions, if any, or other specific terms of the Debt Securities, the duration, offering price, exercise price and detachability of any Warrants, and any listing on a securities exchange of the series of Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement.

     The Company may sell the Securities through underwriters or dealers and also may sell the Securities directly to purchasers or through agents. The names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and their compensation are set forth in the accompanying Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            ------------------------



                The date of this Prospectus is November   , 1995.



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME
THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL
NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT OR UNDERWRITER. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which a series of the Company's debt securities are listed. This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus is a part) and the Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended, and to which reference is hereby made. No reports will be provided to Holders of the Securities.


                      DOCUMENTS INCORPORATED BY REFERENCE

     There is incorporated herein by reference (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Amendment No. 1 on Form 10-K/A dated May 8, 1995, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE DOCUMENTS THAT THIS PROSPECTUS INCORPORATES. REQUESTS SHOULD BE DIRECTED TO: AMERICAN EXPRESS CREDIT CORPORATION, ONE CHRISTINA CENTRE, 301 NORTH WALNUT STREET, WILMINGTON, DELAWARE 19801-2919, ATTENTION: PRESIDENT (TEL. 302-594-3350).

                                  THE COMPANY

     The Company was incorporated in Delaware in 1962 and was acquired by American Express Company ('American Express') in December 1965. On January 1, 1983, the Company became a wholly-owned subsidiary of American Express Travel Related Services Company, Inc. (including its subsidiaries, where appropriate, 'TRS'), a wholly-owned subsidiary of American Express.


     The Company is primarily engaged in the business of purchasing Cardmember receivables arising from the use of the American Express(Registered) Card, including the American Express(Registered) Gold Card, Platinum Card(Registered) and Corporate Card issued in the United States and related non-interest bearing extended payment plan receivables arising from direct mail merchandise sales by TRS. The Company purchases Cardmember receivables in designated currencies outside the United States. The Company also purchases certain receivables arising from the use of the Optima(Service Mark) Card and interest-bearing extended payment plan Sign & Travel(Registered) receivables arising from travel services sales. (The American Express Card and Optima Card are collectively referred to herein as the 'Card'.) TRS provides a variety of products and services, including the Card, consumer lending, the American Express(Registered) Travelers Cheque, travel products and services, magazine publishing, direct mail merchandise services, database marketing and management and insurance. The Card is issued by TRS and certain of its subsidiaries (the 'Card Issuers'). The Card business has not experienced significant seasonal fluctuation, although Card billed business tends to be moderately higher in the fourth quarter than in other calendar quarters.



     During the six month periods ended June 30, 1995 and 1994, the Company purchased approximately $57 billion and $53 billion of Cardmember receivables, respectively. At June 30, 1995 and 1994, the extended payment plan receivables owned by the Company totalled approximately $1.5 billion and $1.3 billion, respectively. The Company is currently purchasing certain interest-bearing extended payment plan receivables from, and has made loans (which are secured by Optima Card receivables) to, American Express Centurion Bank, a subsidiary of TRS. At June 30, 1995 and 1994, the Company, through a subsidiary, Credco Receivables Corp., owned approximately $1.6 billion and $1.4 billion, respectively, of gross participation interests in the seller's interest in Cardmember receivables owned by a Master Trust which was formed by TRS as part of an asset securitization program. The gross participation interests represent undivided interests in the securitized receivables conveyed to the Master Trust by American Express Receivables Financing Corporation, a subsidiary of TRS.


     The Company purchases Cardmember receivables from the Card Issuers, without recourse, pursuant to agreements ('Receivables Agreements') which provide that amounts resulting from unauthorized charges (for example, those made with a lost or stolen Card) are not eligible for purchase by the Company. If the unauthorized nature of the charge is discovered after purchase by the Company, the Card Issuer repurchases the charge from the Company at its face amount.


     The Company generally purchases non-interest-bearing Cardmember receivables at face amount less a specified discount agreed upon from time to time and interest-bearing Cardmember receivables at face amount. The Receivables Agreements generally require that non-interest-bearing receivables be purchased at discount rates which yield to the Company earnings of not less than 1.25 times its fixed charges on an annual basis. The Receivables Agreements also provide that consideration will be given from time to time to revising the discount rate applicable to purchases of new receivables to reflect changes in money market interest rates or significant changes in the collectibility of receivables. Outstanding Cardmember receivables purchased from affiliates are generally purchased net of reserve balances applicable thereto.


     The Card Issuers, at their expense and as agents for the Company, perform accounting, clerical and other services necessary to bill and collect all Cardmember receivables owned by the Company. The Receivables Agreements provide that, without prior written consent of the Company, the credit standards used to determine whether a Card is to be issued to an applicant may not be materially reduced and that the policy as to the cancellation of Cards for credit reasons may not be materially liberalized.

     For each of the six month periods ended June 30, 1995 and 1994, the average life of Cardmember receivables owned by the Company (based upon the ratio of the average amount of both billed and unbilled receivables owned by the Company at the end of each month during the years indicated to the volume of Cardmember receivables purchased by the Company, net of Cardmember receivables sold to affiliates) was 43 days. The Company generally writes off against its reserve for doubtful accounts the total balance in an account for which any portion remains unpaid twelve months from the date of original billing for non-interest-bearing Cardmember receivables and after six contractual payments are past due for interest-bearing Cardmember receivables. Accounts are written off earlier if deemed uncollectible. The Company's write-offs, net of recoveries, expressed as a percentage of the volume of Cardmember receivables purchased for the six-month periods ended June 30, 1995 and 1994 were .41% and .43%, respectively.

     The Indenture under which the Securities are to be issued states that the Company will not engage in any transaction with American Express or its affiliates unless on a basis not materially less favorable to the Company than would be the case if such transaction had been effected with a non-related party. See 'Description of Debt Securities--Covenants Relating to the Company--Transactions with Affiliates'.


     American Express, as the parent of TRS, has agreed with the Company that it will take all necessary steps to assure performance of certain of TRS's obligations under the Receivables Agreement between TRS and the Company. The Securities are solely the obligations of the Company and are not guaranteed under the Receivables Agreements or otherwise by American Express or the Card Issuers. The Receivables Agreements may be terminated at any time by either the Company or the Card Issuer, generally upon little or no notice. Alternatively, the parties may agree to reduce the 1.25 fixed charge coverage ratio, which could result in lower discount rates, and, consequently, lower revenues and net income of the Company.


     The Company's executive offices are located at One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801-2919 (tel. 302-594-3350).

RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth the historical ratios of earnings to fixed charges of the Company and of American Express for the periods indicated:





                                       SIX MONTHS
                                          ENDED       YEAR ENDED DECEMBER 31,
                                         JUNE 3   ------------------------------
                                          1995    1994  1993    1992  1991  1990
                                       ---------- ----  ----    ----  ----  ----

American Express Credit Corporation        1.28   1.29  1.34(1) 1.29  1.28  1.28
American Express Company                   1.84   1.90  2.19    1.40  1.21  1.50

------------------
(1) The ratio of earnings to fixed charges calculated in accordance with the Receivables Agreements after the impact of the extraordinary charge of $34 million (pre-tax) was 1.28.

     Under the Receivables Agreements, the discount rate for new Cardmember receivables acquired by the Company must be sufficient to yield to the Company earnings of not less than 1.25 times its fixed charges on an annual basis.

     In computing the Company's ratio of earnings to fixed charges, 'earnings' consist of net income plus income taxes and interest expense, amortization of debt discount, premium and related expenses. 'Fixed charges' consist of interest expense, amortization of debt discount, premium and related expenses. Gross rentals on long-term leases were minimal in amount in each of the periods shown. Since the rate of discount on Cardmember receivables purchased by the Company is established by the Receivables Agreements to enable the Company to achieve at least a predetermined ratio of earnings to fixed charges, a pro forma ratio of earnings to fixed charges would not be meaningful.



     In computing American Express's ratio of earnings to fixed charges, "earnings" consist of pretax income from continuing operations plus interest expense, amortization of capitalized interest, the net loss of affiliates accounted for at equity whose debt is not guaranteed by American Express, the minority interest in the earnings of majority-owned subsidiaries with fixed charges, and the interest component of rental expense less undistributed net income of affiliates accounted for at equity. "Fixed Charges" consist of interest expense, capitalized interest costs and the interest component of rental expense. On May 31, 1994, American Express completed the spin-off of Lehman Brothers Holdings Inc. ("Holdings") through a dividend to American Express common shareholders. Accordingly, Holdings' results are reported as a discontinued operation and are excluded from the computation of the ratios for all periods presented. In March 1993, American Express reduced its ownership in First Data Corporation ("FDC") to approximately 22 percent through a public offering. As a result, beginning in 1993, FDC is included as an equity investment in the computation of the ratios.


                                USE OF PROCEEDS

     Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds to the Company from the sale of the Securities will be applied to the reduction of short-term senior debt incurred primarily in connection with the purchase of receivables, and, pending such utilization, a portion of the proceeds may be invested in short-term investments.

     The Company expects to incur additional debt in the future to carry on its business. The nature and amount of the Company's short-term, medium-term and long-term debt and the proportionate amount of each can be expected to fluctuate as a result of market conditions and other factors.

                         DESCRIPTION OF DEBT SECURITIES


     The Debt Securities are to be issued under an indenture, dated as of September 1, 1987, between the Company and BankAmerica National Trust Company (as successor to Security Pacific National Trust Company (New York)), as trustee (the 'Trustee'), as supplemented by a First Supplemental Indenture, dated as of November 1, 1987, between the Company and Bank of Montreal Trust Company, as trustee, a Second Supplemental Indenture, dated as of January 15, 1988, between the Company and The First National Bank of Boston, as trustee, a Third Supplemental Indenture, dated as of April 1, 1988, between the Company and Chemical Bank (as successor to Manufacturers Hanover Trust Company), as trustee, a Fourth Supplemental Indenture, dated as of May 1, 1988, between the Company and Trust Company Bank, as trustee, a Fifth Supplemental Indenture, dated as of March 28, 1989, between the Company and The Bank of New York, as trustee, a Sixth Supplemental Indenture, dated as of May 1, 1989, between the Company and Bank of Montreal Trust Company, as trustee, and a Seventh Supplemental Indenture, dated as of July 28, 1995, between the Company and The Chase Manhattan Bank, N.A. (as supplemented, the 'Indenture'). The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part, and to the Prospectus Supplement accompanying this Prospectus which, among other things, will set forth any covenants of the Company or events of default with respect to the series of Debt Securities being offered thereby that differ from those described below, provided that no material terms of the Debt Securities may be so varied. All article and section references appearing herein are to articles and sections of the Indenture.


GENERAL

     The Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. (Section 12.09) The Indenture does not limit the amount of Debt Securities which may be issued thereunder. (Section 3.01) This Prospectus relates to Debt Securities and Warrants, the proceeds of which aggregate up to $1,310,297,000 or the equivalent thereof in foreign denominated currencies or composite currencies, such as European Currency Units. The Debt Securities and Warrants may be issued from time to time in one or more series and will be offered to the public on terms determined by market conditions at the time of sale. The Indenture permits the appointment of a different trustee for each series of Debt Securities. (Section 8.09) If there is at any time more than one trustee under the Indenture, the term 'Trustee' as used in this Prospectus will mean each such trustee and will apply to each such trustee only with respect to those series of Debt Securities with respect to which it is serving as trustee. Reference is made to the Prospectus Supplement that accompanies this Prospectus for the following terms and other information with respect to the Debt Securities that may be offered thereby: (i) the designation, aggregate principal amount and authorized denominations of such Debt Securities; (ii) the percentage of their principal amount at which such Debt Securities will be issued; (iii) the date (or the manner of determining the date or dates) on which such Debt Securities will mature; (iv) the currency or currencies for which the Debt Securities may be purchased and the currency or currencies in which the principal and any interest may be payable; (v) if the currency for which Debt Securities may be purchased or in which principal and any interest may be payable is at the purchaser's election, the manner in which such an election may be made; (vi) the rate per annum at which such Debt Securities will bear interest, if any, or the method of determining such rate; (vii) the dates on which interest, if any, will be payable; (viii) any sinking fund, redemption or other similar terms; (ix) if a Trustee other than BankAmerica National Trust Company is named for such Debt Securities, the name of such Trustee; and (x) any other specific terms of the Debt Securities. All Debt Securities of any one series need not be issued at the same time, and all of the Debt Securities of any one series need not bear interest at the same rate or mature on the same date.

     Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, principal and interest, if any, on the Debt Securities offered thereby are to be payable at the office or agency of the Company maintained for such purposes in the city where the principal corporate trust office of the Trustee for such Debt Securities is located, and will initially be the principal corporate trust office of such Trustee, provided that payment of interest, if any, may be made (subject to collection) at the option of the Company by check mailed to the persons in whose names the Debt Securities are registered at the close of business on the day specified in the Prospectus Supplement accompanying this Prospectus. (Section 12.02)

     The Debt Securities may be issued in one or more series with the same or various maturities and, unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, will be issued only in fully registered form without coupons. (Section 3.02) Registered Debt Securities will be exchangeable for other Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations and may be presented for registration of transfer at any time or from time to time at the aforementioned office. No service charge will be made to the person in whose name a Debt Security is registered (the 'Holder') for any such exchange or registration of transfer except for any tax or governmental charge incidental thereto. (Section 3.05)


     The Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.


GLOBAL NOTES


     The Debt Securities of a series may be issued in whole or in part in the form of one or more global notes (the 'Global Notes') that will be deposited with or on behalf of a depositary (a 'Depositary') identified in the Prospectus Supplement relating to such series and which shall represent the amount of uncertificated Debt Securities as specified in the Global Notes. Global Notes will be issued in registered form and may be in either temporary or permanent form.


     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Note to be deposited with or on behalf of a Depositary will be registered in the name of such depositary or its nominee. Upon the issuance of a Global Note, the Depositary for such Global Note will credit the respective principal amounts of the Debt Securities represented by such Global Note to the accounts of institutions that have accounts with such depositary or its nominee ('participants'). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee for such Global Note. Ownership of beneficial interests in Global Notes by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

     So long as the Depositary for a Global Note, or its nominee, is the registered owner of such Global Note, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Notes will not be entitled to have Debt Securities of the series represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Note. None of the Company, the Trustee, any Paying Agent or the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 3.09)

     The Company expects that the Depositary for a permanent Global Note, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of such participants.

     A Global Note may not be transferred except as a whole by the Depositary for such Global Note to a nominee or a successor of such depositary. If a Depositary for a permanent Global Note is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue Debt Securities in definitive registered form in exchange for the Global Note or Notes representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities represented by one or more Global Notes and, in such event, will issue Debt Securities in definitive form in exchange for all of the Global Notes representing such Debt Securities. (Section 3.05) Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Note representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Note, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Note equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

COVENANTS RELATING TO THE COMPANY


     Transactions With Affiliates. Neither the Company nor any of its Subsidiaries will engage in any transaction with any Affiliate of the Company unless such transaction is on a basis not materially less favorable to the Company or such Subsidiary than would be the case if such transaction had been effected with a non-related third party. (Section 12.08) An 'Affiliate' of the Company is defined as a corporation controlling, controlled by or under common control with the Company. (Section 1.01) A 'Subsidiary' is defined as a corporation of which the Company owns or controls, directly or indirectly, more than 50% of each class of voting stock. (Section 1.01)


     Maintenance Of Net Worth.  The Indenture requires that the Company shall at all times maintain a Net Worth of at least $50,000,000. (Section 12.10) 'Net Worth' is defined in the Indenture to include, at any date, the aggregate stated value of all classes of capital stock plus the aggregate amount of consolidated surplus (whether capital, earned or other) of the Company and its consolidated Subsidiaries. (Section 1.10)


     Restrictions As To Liens. The Indenture contains a covenant that neither the Company nor any of its Subsidiaries will create, assume or suffer to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon its or their properties or assets whether now owned or hereafter acquired, or acquire or agree to acquire property or assets of any character under any conditional sale agreement or other title retention agreement, except (i) liens for taxes and governmental charges not yet due or being contested in good faith, (ii) liens incidental to the conduct of its business not incurred in connection with the issuance or assumption of Debt, (iii) liens on deposits of the Company or of a Subsidiary with banks, in accordance with customary and established banking practice, in connection with the providing by the Company or a Subsidiary of financial accommodations to any Person in the ordinary course of business, (iv) liens securing obligations of a Subsidiary to the Company or another Subsidiary,
(v) certain liens on after acquired tangible property and purchase money liens and (vi) extensions, renewals or replacements thereof. (Section 12.11) However, the Company and any Subsidiary may create, assume or suffer to exist a lien or charge upon any of its assets in connection with the issuance or assumption of secured Debt which would otherwise be subject to the foregoing restrictions, provided that the aggregate amount of all such secured Debt does not exceed 10% of the Borrowing Base. (Section 12.11) 'Borrowing Base' means the sum of (i) the outstanding Debt owed by the Company to American Express or a Subsidiary of American Express which has been subordinated to the Debt Securities and (ii) Net Worth. (Section 1.01) 'Debt' is defined as all obligations which in accordance with generally accepted accounting principles would be included in determining total liabilities on the liabilities side of the balance sheet of the Company and all obligations guaranteeing Debt of any third person. (Section 1.01)

     Ownership Of Capital Stock Of The Company. The Indenture requires that American Express will at all times own, directly or indirectly, 100% of the Common Stock of the Company and shares representing not less than 80% of the total combined voting power of all shares of the Company having ordinary voting rights. (Section 12.12)


     Release From Covenants. Except as otherwise set forth in the Prospectus Supplement relating to any series of the Debt Securities, the foregoing covenants shall cease to be binding on the Company from and after the ninety-first day following the deposit with the Trustee, in trust, of (i) money in an amount in the currency in which the Debt Securities of such series are denominated, or (ii) obligations issued or guaranteed by the U.S. Government in the case of Debt Securities denominated in United States Dollars or obligations issued or guaranteed by the government which issued the currency in which the Debt Securities of such series are denominated in the case of Debt Securities denominated in currencies other than United States Dollars ('Foreign Currencies'), which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount in the currency in which the Debt Securities of such series are denominated, or (iii) a combination thereof, sufficient to pay and discharge the principal (and premium, if any) and interest, if any, to the date of maturity on, such series of Debt Securities. (Section 12.16)


MODIFICATION OF THE INDENTURE


     Modifications and amendments of the Indenture with respect to one or more series of Debt Securities may be made by supplemental indenture without the consent of the Holders of such Debt Securities (i) to evidence the succession of another corporation to the Company and the assumption by such successor of the Company's obligations under the Indenture; (ii) to add to or modify the covenants or Events of Default of the Company for the benefit of the Holders of the Debt Securities; (iii) to establish the form or terms of the Debt Securities of any series; (iv) to provide for the issuance of Debt Securities of any series in coupon or bearer form; (v) to cure any ambiguity or make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the Holders in any material respect; (vi) to modify, eliminate or add to the provisions of the Indenture as shall be necessary to qualify it under any applicable federal law; (vii) to name, by supplemental indenture, a Trustee other than BankAmerica National Trust Company for a series of Debt Securities; (viii) to provide for the acceptance of appointment by a successor Trustee; (ix) to add to or modify the provisions of the Indenture to provide for the denomination of Debt Securities in Foreign Currencies; or (x) to supplement any provisions of the Indenture as is necessary to permit or facilitate the defeasance and discharge of any Debt Securities as described below. Any other modifications or amendments of the Indenture by way of supplemental indenture will require the consent of the Holders of 66 2/3% in principal amount of the Debt Securities at the time outstanding of each series affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Debt Security affected thereby: (i) modify the terms of payment of principal or interest; (ii) reduce the percentage of Holders of Debt Securities necessary to modify or amend the Indenture or waive compliance by the Company with any restrictive covenant; or (iii) subordinate the indebtedness evidenced by the Debt Securities to any indebtedness of the Company. (Sections 11.01 and 11.02)


EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture provides that the following are Events of Default thereunder with respect to any series of Debt Securities except as may otherwise be set forth in the Prospectus Supplement relating to such series of Debt Securities: default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; default for 30 days in the payment of an installment of interest, if any, on any Debt Security of such series; failure of American Express, directly or indirectly, to own 100% of the Common Stock of the

Company and to own shares representing not less than 80% of the total combined voting power of all shares of the Company having ordinary voting rights; default for 60 days after written notice to the Company in the performance of any other covenant in respect of the Debt Securities of such series; certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or its property; an event of default with respect to any other series of Debt Securities outstanding under the Indenture or as defined in any other indenture or instrument evidencing or under which the Company has outstanding any indebtedness for borrowed money, as a result of which indebtedness of the Company in excess of $10,000,000 principal amount shall have been accelerated and such acceleration shall not have been annulled within 15 days after written notice thereof; and any other Event of Default provided in or pursuant to the applicable resolution of the Board of Directors or supplemental indenture under which such series of Debt Securities is issued. (Section 7.01) An Event of Default with respect to a particular series of Debt Securities issued under the Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued thereunder. The Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such Holders. (Section 8.02)

     If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the Trustee or the Holders of 25% in aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement accompanying this Prospectus, of all the Debt Securities of such series to be due and payable immediately. (Section 7.02)


     The Indenture contains a provision entitling the Trustee to be indemnified by the Holders before exercising any right or power under the Indenture at the request of any of the Holders. (Section 8.03) The Indenture provides that the Holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the Debt Securities of such series. (Section 7.12) The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Trustee, but the Holder has an absolute right to receipt of principal at stated maturity and interest on any overdue principal or to institute suit for the enforcement thereof. (Sections 7.07 and 7.08)


     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series under the Indenture may on behalf of the Holders of all the Debt Securities of such series waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the Holder of each Debt Security affected. (Section 7.13)

     The Indenture requires the Company to furnish to the Trustee annual statements as to the fulfillment by the Company of its obligations under the Indenture. (Sections 9.04 and 12.06)

CONCERNING THE TRUSTEE

     Bank of America N.T. & S.A. is an affiliate of the Trustee and has extended lines of credit to the Company, and, as either principal or fiduciary, also owns or may own debt of the Company. The Company has other customary banking relationships with Bank of America N.T. & S.A. in the ordinary course of business, and American Express has or may have similar customary banking relationships. If a bank or trust company other than BankAmerica National Trust Company is to act as Trustee for a series of Debt Securities, information concerning such other Trustee may be set forth in the Prospectus Supplement relating to such Debt Securities.

DEFEASANCE OF THE INDENTURE AND DEBT SECURITIES


     Except as otherwise set forth in the Prospectus Supplement relating to any series of the Debt Securities, the Company will be deemed to have paid and discharged the entire indebtedness on the Debt Securities of such series, and the Company's obligations under the Indenture with respect to the Debt Securities of such series (other than certain specified obligations of the Company such as the obligations to maintain a security register pertaining to transfers of the Debt Securities, to maintain a paying agency office, and to replace stolen, lost or destroyed Debt Securities) will cease to be in effect, from and after the ninety-first day following the deposit with the Trustee, in trust, of (i) money in an amount in the currency in which the Debt Securities of such series are denominated, or (ii) obligations issued or guaranteed by the U.S. Government in the case of Debt Securities denominated in United States Dollars or obligations issued or guaranteed by the government which issued the currency in which the Debt Securities of such series are denominated in the case of Debt Securities denominated in Foreign Currencies, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount in the currency in which the Debt Securities of such series are denominated, or (iii) a combination thereof, sufficient to pay and discharge the principal (and premium, if any) and interest, if any, to the date of maturity on, such series of Debt Securities, provided that the Company has delivered to the Trustee a written opinion of counsel to the effect that Holders of the Debt Securities of such series will not recognize gain or loss on such Debt Securities for Federal income tax purposes solely as a result of such deposit, defeasance and discharge and will be subject to Federal income tax in the same amounts and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 6.02) In the event of any such defeasance, Holders of such Debt Securities would be able to look only to such trust fund for payment of principal and premium, if any, and interest, if any, on their Debt Securities until maturity.


                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants for the purchase of Debt Securities. Warrants may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Warrants are to be issued under Warrant Agreements to be entered into between the Company and a bank or trust company, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificate representing the Warrants, is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the form of Warrant Agreement and Warrant Certificate does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement and the Warrant Certificate.

GENERAL

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for the following terms and other information with respect to the Warrants that may be offered thereby: (i) the offering price; (ii) the currency or currencies for which Warrants may be purchased; (iii) the designation, aggregate principal amount, currency or currencies and terms of the Debt Securities purchasable upon exercise of the Warrants; (iv) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security; (v) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable; (vi) the principal amount of Debt Securities purchasable upon exercise of one Warrant and the price and currency or currencies at which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise the Warrants shall commence and the date (the 'Expiration Date') on which such right shall expire; (viii) federal income tax consequences; and (ix) any other terms of the Warrants.

     Warrant Certificates will be issued only in fully registered form and may be exchanged for new Warrant Certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time up to 5:00 P.M. New York time on the Expiration Date set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

     Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant Certificate. Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the Warrant Certificate evidencing such Warrants. Upon receipt of such payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities (i) through underwriters or dealers;
(ii) directly to one or more purchasers; (iii) through agents; or (iv) through a combination of any such methods of sale. The Prospectus Supplement with respect to the Securities being offered thereby sets forth the terms of the offering of such Securities, including the name or names of any underwriters or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts or sales agents' commissions and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

     If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Prospectus Supplement relating to such series if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of the Securities of the series in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement relating to such series. Unless otherwise indicated in such Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     If so indicated in a Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Securities of the series to which such Prospectus Supplement relates providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (i) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Securities will be passed upon for the Company by David
S. Carroll, Counsel to the Company, American Express Tower, World Financial Center, New York, New York. Certain legal matters will be passed upon for any underwriters or agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York.

                                    EXPERTS


     The consolidated financial statements and schedule of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            ------------------------------------------------------
            ------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

           TABLE OF CONTENTS

               PROSPECTUS

                                          PAGE
                                          ----
Available Information...................    2
Documents Incorporated by Reference.....    2
The Company.............................    3
Use of Proceeds.........................    5
Description of Debt Securities..........    5
Description of Warrants.................   10
Plan of Distribution....................   11
Legal Matters...........................   12
Experts.................................   12

                            AMERICAN EXPRESS CREDIT
                                  CORPORATION

                                DEBT SECURITIES
                                  AND WARRANTS
                          TO PURCHASE DEBT SECURITIES

                            ------------------------

                                   PROSPECTUS


                                NOVEMBER  , 1995



                            ------------------------

            ------------------------------------------------------
            ------------------------------------------------------

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with this Registration Statement are, subject to further contingencies, estimated to be as follows:

Registration Statement Filing Fee.....     $344,827.58
Printing and engraving expenses.......      150,000
Legal fees and expenses...............       50,000
Blue Sky fees and expenses............       25,000
Accounting fees and expenses..........      125,000
Fees and expenses of Trustees.........      150,000
Fees of Rating Agencies...............      400,000
Miscellaneous.........................       10,000
                                         -------------
       Total..........................   $1,254,827.58
                                         -------------
                                         -------------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware Corporation Law permits corporations in a non-derivative action to indemnify any director or officer of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been a director or officer of the corporation, if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, a corporation may indemnify any director or officer of the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any action or suit, in which he is made a party by reason of being or having been a director or officer of the corporation, if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification, without court approval, shall be made if such director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation.

     Section 9.1 of Article IX of the By-laws of the Company provides that the Company shall indemnify any person made, or threatened to be made, a party to any action, suit or proceeding, civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company or of any other corporation of any type or kind, domestic or foreign, which he served in any capacity at the request of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses (which the Company may advance), including attorneys' fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein. The foregoing right of indemnification shall not be exclusive of any other right to which any such person may be entitled.

     Directors and officers of the Company are covered under directors and officers liability insurance policies purchased by American Express Company from Aetna Casualty and Surety Company, Lloyds underwriters, Reliance Insurance Companies, A.C.E. Insurance Company, Ltd., Chubb Insurance Company, Zurich Insurance Company and CNA. These policies provide coverage in certain situations where the Company cannot directly indemnify its officers and directors. Similar coverage is provided for directors and employees who are fiduciaries of the Company's employee benefit plans under an insurance policy purchased by the Company from National Union Fire Insurance Company.

ITEM 16. EXHIBITS.

     The 'Exhibit Index' on pages E-1 and E-2 is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the 'Act');

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the

    information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the 'Exchange Act') that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the

3rd day of November, 1995.


                                          AMERICAN EXPRESS CREDIT CORPORATION


                                          By:        /s/ JAY B. STEVELMAN
                                              --------------------------------
                                                      Jay B. Stevelman,
                                                          Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



           SIGNATURE                               TITLE                        DATE
--------------------------------   -------------------------------------   ---------------

                                   Chairman of the Board (principal        November 3, 1995
  /s/          *                   financial officer)
--------------------------------
      Walter S. Berman

               *                   President, Chief Executive Officer,     November 3, 1995
--------------------------------   Chief Accounting Officer and Director
       Vincent P. Lisanke

--------------------------------   Director
       Michael P. Monaco

*By /s/ JAY B. STEVELMAN
--------------------------------
        Jay B. Stevelman,
        Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                           FILED ELECTRONICALLY HEREWITH (+),
                                                                            FILED UNDER COVER OF FORM SE (*),
                                                                   FILED ELECTRONICALLY AS A SEPARATE SUBMISSION (**)
                                                                   PREVIOUSLY FILED (***) OR INCORPORATED BY REFERENCE
EXHIBIT                                                                      TO THE EXHIBIT SET FORTH BELOW.
-------                                                         ---------------------------------------------------------
  1(a)  -- Form of Underwriting Agreement for Debt Securities   ***
  1(b)  -- Form of Underwriting Agreement for Debt Securities   ***
           and Warrants to Purchase Debt Securities
  1(c)  -- Form of Agency Agreement, dated as of May 1, 1989,   Exhibit 1(c) to Post-Effective Amendment No. 1 to the
           between the Company and Lehman Brothers Inc., as     Company's Registration Statement (No. 33-22347)
           Agent
  1(d)  -- Form of Amendment No. 1 to Agency Agreement, dated   Exhibit 1(d) to the Company's Registration Statement on
           as of May 1, 1989, between the Company and Lehman    Form S-3 (No. 33-47497)
           Brothers Inc., as Agent
  1(e)  -- Form of Amendment No. 2 to Agency Agreement, dated   Exhibit 1(e) to the Company's Registration Statement on
           as of May 1, 1989, between the Company and Lehman    Form S-3 (No. 33-47497)
           Brothers Inc., as Agent
  4(a)  -- Form of Indenture, dated as of September 1, 1987,    Exhibit 4(s) to the Company's Registration Statement on
           between the Company and BankAmerica National Trust   Form S-3 (No. 33-16874)
           Company (as successor to Security Pacific National
           Trust Company (New York)), as Trustee
  4(b)  -- Form of Note with optional redemption provisions     Exhibit 4(t) to the Company's Registration Statement on
                                                                Form S-3 (No. 33-16874)
  4(c)  -- Form of Debenture with optional redemption and       Exhibit 4(u) to the Company's Registration Statement on
           sinking fund provisions                              Form S-3 (No. 33-16874)
  4(d)  -- Form of Original Issue Discount Note with optional   Exhibit 4(v) to the Company's Registration Statement on
           redemption provisions                                Form S-3 (No. 33-16874)
  4(e)  -- Form of Zero Coupon Note with optional redemption    Exhibit 4(w) to the Company's Registration Statement on
           provisions                                           Form S-3 (No. 33-16874)
  4(f)  -- Form of Variable Rate Note with optional             Exhibit 4(x) to the Company's Registration Statement on
           redemption and repayment provisions                  Form S-3 (No. 33-16874)
  4(g)  -- Form of Extendible Note with optional redemption     Exhibit 4(y) to the Company's Registration Statement on
           and repayment provisions                             Form S-3 (No. 33-16874)
  4(h)  -- Form of Fixed Rate Medium-Term Note                  Exhibit 4(z) to the Company's Registration Statement on
                                                                Form S-3 (No. 33-16874)
  4(i)  -- Form of Floating Rate Medium-Term Note               Exhibit 4(aa) to the Company's Registration Statement on
                                                                Form S-3 (No. 33-16874)
  4(j)  -- Form of Warrant Agreement                            Exhibit 4(bb) to the Company's Registration Statement on
                                                                Form S-3 (No. 33-16874)
  4(k)  -- Form of Supplemental Indenture providing for an      Exhibit 4(cc) to the Company's Registration Statement on
           additional Trustee                                   Form S-3 (No. 33-16874)
  4(l)  -- First Supplemental Indenture, dated as of November   Exhibit 4(cc) to Post-Effective Amendment No. 1 to the
           1, 1987, between the Company and Bank of Montreal    Company's Registration Statement (No. 33-22347)
           Trust Company, as Trustee
  4(m)  -- Second Supplemental Indenture, dated as of January   Exhibit 4(dd) to Post-Effective Amendment No. 1 to the
           15, 1988, between the Company and The First          Company's Registration Statement (No. 33-22347)

           National Bank of Boston, as Trustee

                                                                           FILED ELECTRONICALLY HEREWITH (+),
                                                                            FILED UNDER COVER OF FORM SE (*),
                                                                   FILED ELECTRONICALLY AS A SEPARATE SUBMISSION (**)
                                                                   PREVIOUSLY FILED (***) OR INCORPORATED BY REFERENCE
EXHIBIT                                                                      TO THE EXHIBIT SET FORTH BELOW.
-------                                                         ---------------------------------------------------------
  4(n)  -- Third Supplemental Indenture, dated as of April 1,   Exhibit 4(ee) to Post-Effective Amendment No. 1 to the
           1988, between the Company and Chemical Bank (as      Company's Registration Statement (No. 33-22347)
           successor to Manufacturers Hanover Trust Company),
           as Trustee
  4(o)  -- Fourth Supplemental Indenture, dated as of May 1,    Exhibit 4(ff) to Post-Effective Amendment No. 1 to the
           1988, between the Company and Trust Company Bank,    Company's Registration Statement (No. 33-22347)
           as Trustee
  4(p)  -- Fifth Supplemental Indenture, dated as of March      Exhibit 4(gg) to Post-Effective Amendment No. 1 to the
           28, 1989, between the Company and The Bank of New    Company's Registration Statement (No. 33-22347)
           York, as Trustee
  4(q)  -- Sixth Supplemental Indenture, dated as of May 1,     Exhibit 4(hh) to Post-Effective Amendment No. 1 to the
           1989, between the Company and Bank of Montreal       Company's Registration Statement (No. 33-22347)
           Trust Company, as Trustee
  4(r)  -- Seventh Supplemental Indenture, dated as of July     ***
           28, 1995, between the Company and The Chase
           Manhattan Bank, N.A.
  5     -- Opinion and Consent of David S. Carroll, Esq.        ***
 12.1   -- Computation in support of ratio of earnings to       Exhibit 12 to the Company's Annual Report on Form 10-K
           fixed charges of the Company                         for the year ended December 31, 1994
 12.2   -- Computation in support of ratio of earnings to       Exhibit 12.1 to American Express Company's Annual Report
           fixed charges of American Express                    on Form 10-K for the year ended December 31, 1994
 23(a)  -- Consent of Counsel                                   Included in Exhibit 5 hereto
 23(b)  -- Consent of Ernst & Young LLP                         +
 24(a)  -- Power of Attorney                                    ***
 25(a)  -- Form T-1 Statement of Eligibility and                ***
           Qualification under the Trust Indenture Act of
           1939 of BankAmerica National Trust Company (as
           successor to Security Pacific National Trust
           Company (New York))


                                      E-2